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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                   FORM 8-K/A

                                 CURRENT REPORT
                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


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                                OCTOBER 13, 1999
                        (Date of earliest event reported)


                             STARNET FINANCIAL, INC.
             (Exact name of registrant as specified in its charter)



           DELAWARE                       33-13627               75-2168244
(State or other jurisdiction of   (Commission file number)    (I.R.S. employer
incorporation or organization)                               identification no.)


               17000 PRESTON ROAD, SUITE 350, DALLAS, TEXAS 75248
                    (Address of principal executive offices)


                                  972-239-2939
                         (Registrant's telephone number,
                              including area code)


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ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS.

       On October 13, 1999, StarNet Financial, Inc., a Delaware corporation (the "Company") completed the acquisition of Residential Lenders, Inc., a Florida corporation ("RLI"). RLI is engaged in the business of residential mortgage lending. Pursuant to a Stock Purchase Agreement, effective as of October 1, 1999, the Company acquired all of the outstanding capital stock of RLI. The Company issued 250,000 shares of the Company's common stock, $.01 par value ("Common Stock"), paid an initial cash payment of $175,000, less certain disbursements, and has paid or will pay an additional $50,000 on each of November 10, 1999, December 10, 1999, January 10, 2000 and February 10, 2000, to the shareholders of RLI. The purchase price for the acquisition was determined by an arm's length negotiation among the parties. The transaction was accounted for as a purchase.


                                   SIGNATURES

       Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           STARNET FINANCIAL, INC.


Dated: January 4, 1999                     By: /s/ Kenneth F. Urbanus
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                                               Kenneth F. Urbanus, President